Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statement (Form S-4 No. 333-55943), as amended, pertaining to the acquisition shelf-registration of up to 30 million shares of common stock,

(b)	Registration Statement (Form S-8 No. 333-28763), as amended, pertaining to the Amazon.com, Inc. 1997 Stock Incentive Plan (formerly the “1997 Stock Option Plan”) and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc.,

(c)	Registration Statement (Form S-8 No. 333-88825) pertaining to the Convergence Corporation Stock Option Plan,

(d)	Registration Statement (Form S-8 No. 333-80491) pertaining to the Alexa Internet Amended and Restated 1997 Stock Option Plan,

(e)	Registration Statement (Form S-8 No. 333-80495) pertaining to the Accept.com Financial Services Corporation 1998 Stock Plan,

(f)	Registration Statement (Form S-8 No. 333-78651) pertaining to the Innerlinx Technologies, Incorporated 1997 Stock Option Plan,

(g)	Registration Statement (Form S-8 No. 333-78653) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan,

(h)	Registration Statement (Form S-8 No. 333-74419) pertaining to the Amazon.com, Inc. 1999 Nonofficer Employee Stock Option Plan,

(i)	Registration Statement (Form S-8 No. 333-63311), as amended, pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan, and the Sage Enterprises, Inc. MVP Stock Option Plan,

(j)	Registration Statement (Form S-8 No. 333-118818) pertaining to the Joyo.com Limited 2004 Share Option Plan,

(k)	Registration Statement (Form S-8 No. 333-149845) pertaining to the Audible, Inc. 1999 Stock Incentive Plan,

(l)	Registration Statement (Form S-4 No. 333-160831), as amended, pertaining to the acquisition of the outstanding capital stock of Zappos.com, Inc., and

(m)	Registration Statement (Form S-8 POS No. 333-160831) pertaining to the Zappos.com, Inc. 2009 Stock Plan of our reports dated January 28, 2010, with respect to the consolidated financial statements of Amazon.com, Inc. and the effectiveness of internal control over financial reporting of Amazon.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Seattle, Washington

January 28, 2010